NATIONAL RESEARCH COUNSIL
 Newfoundland and Labrador Region

   May 18,1995


   Mr. J Redford
   Nortbstar Technical Inc
   80 Glencoe Drive
   P.O Box 13488
   St John's NF
   A1B 4B5

   Dear Sir:

   RE: LETTER OF ARRANGEMENT
   Project: #03978E

   Title: Technology Enhancement of the NETMIND System, Distance
          Measuring Pair

   Date Received:  May 9, 1995


   We are pleased to advise you that your 1)roposaI for the above project has been approved for support under the NRC Industrial Research Assistance Program (IRAP).

  IRAP amount and timing of contribution is as shown in the following table:

  Govt'    Internal         External       Total Contributions
  Fiscal   Company          Company        by NRC
  YEAR     COSTS            COSTS          COST                DATES

 1995/96   $28,900          $1,100         $30,000             May 22/95
                                                               to 8/95

             TOTAL.........................$30,000

  Further details of IRAP contributions are given in the attached RDA-3 form.



 It is agreed that IRAP will contribute to research in support of the following objectives:
        (1)determine exact parameters
        (2)verify the parameters and,
        (3)minimize the negative implications of parameter choices.

A Work Plan for the above project is attached

A copy of your company's agreement with each consultant or subcontractor, employed on the project must be sent Mr. D.K. Bailey, IRAP Project Manager.

Your company is requested to provide the IRAP project Manager with the following:

-monthly invoices accompanied by a brief (1-2 page) status report outlining tasks accomplished and if is proceeding as planned,

-final Project Technical Report and final invoice by September 8/95, which is considered as the Project Completion Date and,

-Project Audit report by your company's duly appointed external auditors by December 8,1995 Please see attached "Instructions of External Auditors".

Any extension to the approved funding or to the project completion date will only be considered after receipt and acceptance of a report indicating satisfactory progress and an updated Work Plan by July 8, 1995.


Would you please notify us of your acceptance of this assistance and of the attached "Conditions of Contributions" dated September 1993, by signing and returning one complete copy of this letter and the Conditions of Contribution to the address indicated on the first page.


Please note in particular Condition No.4, regarding acknowledgement IRAP assistance in media announcments or technical publications(but not commercial literature), Condition No. 12, regarding the audit of the project, Condition No. 15, regarding invoicing, and Condition No.21, which deals with the ownership of the technology to be developed.


This letter of Arrangement, along with the enclosed Work Plan, Form RDA-3, and Conditions of Contribution, when signed by an authorized official at your company and af the National Research Council, comprises your agreement with NRC/IRAP.

As soon as we have received notice of your acceptaince of this support, we will send you the documentation required for claims against the NRC Contribution.


Your truly,

/s/ David W. Rideout
    Regional Director

attachments

ACCEPTED: /s/ Wilson E. Russell-President Northstar Technical, Inc.
              signed at St. John's this 29th day May 1995.